Exhibit 23.1
                       CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated September 25, 1997, with respect to the consolidated financial statements and schedule of EqualNet Holding Corp. for the year ended June 30, 1997 with respect to the consolidated financial statements, as amended included in this Form 10-K/A.

                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP

Houston, Texas
January 19, 1998